Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements of our report dated February 26, 2014, except as it relates to the matter discussed under Basis of Presentation - Canada dropdown in Note 1 and Note 18, as to which the date is May 22, 2014, with respect to the consolidated financial statements and schedules of The Williams Companies, Inc. included in this Current Report on Form 8-K:

Form S-3:
Registration Statement Nos. 333-29185, 333-106504 and 333-181644 of The Williams Companies, Inc.

Form S-8:
Registration Statement No. 333-03957 pertaining to The Williams Companies, Inc.
1996 Stock Plan for Non-Employee Directors

Registration Statement No. 333-85542 pertaining to The Williams Investment Plus
Plan

Registration Statement No. 333-85546 pertaining to The Williams Companies, Inc.
2002 Incentive Plan

Registration Statement No. 333-142985 pertaining to The Williams Companies, Inc.
2007 Employee Stock Purchase Plan and The Williams Companies, Inc. 2007 Incentive Plan

Registration Statement No. 333-167123 pertaining to The Williams Companies, Inc.
2007 Incentive Plan

/s/ Ernst & Young LLP

Tulsa, Oklahoma
May 22, 2014